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                                                             EXHIBIT 23.2


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Guitar Center, Inc. for the registration of 676,566 shares of its common stock and to the incorporation by reference therein of our report dated March 6, 1996, with respect to the consolidated financial statements for the year ended December 31, 1995 of Guitar Center Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                              Ernst & Young LLP


Los Angeles, California
May 18, 1998